EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members

Digital Rights Agency, LLC

San Francisco, California

We have audited the accompanying balance sheet of Digital Rights Agency, LLC as of December 31, 2005 and 2004, and the related statements of operations and comprehensive (loss) income, members’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Digital Rights Agency, LLC as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying balance sheet of Digital Rights Agency, LLC as of June 30, 2006 and the related statements of operations and comprehensive (loss) income and cash flows of Digital Rights Agency, LLC for the six months ended June 30, 2006 and 2005 were not audited by us and, accordingly, we do not express an opinion on them.

/s/    Perry-Smith LLP

Sacramento, CA

September 8, 2006

DIGITAL RIGHTS AGENCY, LLC

BALANCE SHEETS

	December 31,		June 30, 2006
	2005	2004
			(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$316,628	$87,300	$1,378,687
Accounts receivable	522,081	117,144	757,005
Advance royalties	20,000	—	—
Marketable securities, at fair value	10,512	—	9,192
Prepaid expenses and other current assets	15,000	—	5,791

Total current assets	884,221	204,444	2,150,675
Property and equipment, net (Note 2)	22,589	5,412	61,375

Total assets	$906,810	$209,856	$2,212,050

Liabilities and Members’ Deficit
Current liabilities:
Accounts payable and accrued liabilities	21,765	2,491	51,601
Accrued compensation payable to member (Note 4)	192,292	164,792	223,542
Current portion of deferred revenue	15,000	—	—
Royalties payable (Note 3)	$786,203	$167,257	$1,943,162
Current portion of capital lease obligations	—	—	3,948

Total current liabilities	1,015,260	334,540	2,222,253
Capital lease obligations, less current portion	—	—	15,419
Deferred revenue, less current portion	50,000	15,000	49,539

Total liabilities	1,065,260	349,540	2,287,211

Commitments and contingencies (Notes 4, 5 and 8).
Members’ deficit (Note 6):
Members’ capital	101,187	84,987	163,587
Accumulated deficit	(254,263)	(224,671)	(232,129)
Unrealized loss on marketable securities	(5,374)	—	(6,619)

Total Members’ deficit	(158,450)	(139,684)	(75,161)

Total liabilities and Members’ deficit	$906,810	$209,856	$2,212,050

The accompanying notes are an integral part of these financial statements.

DIGITAL RIGHTS AGENCY, LLC

STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

	For the years ended December 31,		For the six months ended June 30,
	2005	2004	2006	2005
			(Unaudited)	(Unaudited)
Revenue	$2,650,304	$481,214	$3,242,162	$946,195
Cost of revenue	2,214,476	400,579	2,746,485	778,853

Gross profit	435,828	80,635	495,677	167,342
Selling, general and administrative (Note 6)	468,100	196,927	479,204	177,965

(Loss) income from operations	(32,272)	(116,292)	16,473	(10,623)
Interest income	2,680	—	5,923	706
Interest expense	—	(692)	(262)	—

Net (loss) income	(29,592)	(116,984)	22,134	(9,917)
Change in unrealized loss on marketable securities	(5,374)	—	(1,245)	(3,332)

Comprehensive (loss) income	$(34,966)	$(116,984)	$20,889	$(13,249)

The accompanying notes are an integral part of these financial statements.

DIGITAL RIGHTS AGENCY, LLC

STATEMENTS OF MEMBERS’ DEFICIT

	Members’ Capital	Accumulated Deficit	Unrealized Loss on Marketable Securities	Total Members’ Deficit
Balances, January 1, 2004	$28,750	$(107,687)	$—	$(78,937)
Conversion of note and accrued interest payable	21,762	—		21,762
Equity based compensation issued to employees, consultants and vendors	34,475	—		34,475
Net loss for the year	—	(116,984)		(116,984)

Balances, December 31, 2004	84,987	(224,671)	—	(139,684)
Equity based compensation issued to employees, consultants and vendors	16,200	—		16,200
Unrealized loss on marketable securities			(5,374)	(5,374)
Net loss for the year	—	(29,592)		(29,592)

Balances, December 31, 2005	101,187	(254,263)	(5,374)	(158,450)
Equity based compensation issued to employees, consultants and vendors (unaudited)	62,400	—		62,400
Unrealized loss on marketable securities (unaudited)			(1,245)	(1,245)
Net income for the period (unaudited)	—	22,134		22,134

Balances, June 30, 2006 (unaudited)	$163,587	$(232,129)	$(6,619)	$(75,161)

The accompanying notes are an integral part of these financial statements.

DIGITAL RIGHTS AGENCY, LLC

STATEMENTS OF CASH FLOWS

	For the years ended December 31,		For the six months ended June 30,
	2005	2004	2006	2005
			(Unaudited)	(Unaudited)
Cash flows from operations:
Net (loss) income	$(29,592)	$(116,984)	$22,134	$(9,917)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Non-cash charges to operations:
Depreciation and amortization	6,131	1,862	6,475	1,560
Equity based compensation relating to the issuance of membership interests	16,200	34,475	62,400	5,800
Recoupment of advanced royalties by online music stores	—	—	20,000	—
Recoupment of deferred revenue	—	—	(15,461)	—
Changes in operating assets and liabilities:
Accounts receivable	(404,937)	(117,144)	(234,924)	(129,152)
Prepaid expenses and other current assets	(15,000)	—	9,209	(3,000)
Royalties payable	618,946	164,792	1,156,959	376,990
Accounts payable and accrued liabilities	19,274	2,491	29,911	394
Accrued compensation payable to member	27,500	110,071	31,250	35,000

Net cash provided by operations	238,522	79,563	1,087,953	277,675

Cash used in investing activities:
Purchase of fixed assets	(23,308)	(5,325)	(25,289)	(4,850)
Purchase of marketable securities	(15,886)	—	—	(15,934)
Payment of advance royalties	(20,000)	—	—	—

Net cash used in investing activities	(59,194)	(5,325)	(25,289)	(20,784)

Cash flows from financing activities:
Repayment of notes payable to member	—	(3,000)	—	—
Payments on capital lease obligations	—	—	(605)	—
Receipt of advance royalties from online music stores	50,000	15,000	—	—

Net cash provided by (used in) financing activities	50,000	12,000	(605)	—

Net increase in cash	229,328	86,238	1,062,059	256,891
Cash, beginning of period	87,300	1,062	316,628	87,300

Cash, end of period	$316,628	$87,300	$1,378,687	$344,191

Supplemental cash flow information:
Interest paid	$—	$102	$262	$—

Supplemental disclosure of non-cash investing and financing transactions:
Conversion of note and accrued interest payable a related party into members’ capital	$—	$21,762	$—	$—

Purchase of fixed assets under capital lease obligations	$—	$—	$19,972	$—

Unrealized loss on marketable securities	$(5,374)	$—	$(1,245)	$(3,332)

The accompanying notes are an integral part of these financial statements.

DIGITAL RIGHTS AGENCY, LLC

NOTES TO FINANCIAL STATEMENTS

Information as of June 30, 2006 and for the six-month periods ended June 30, 2005 and 2006 is unaudited.

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business Activity

Digital Rights Agency, LLC, a California limited liability company, was formed on March 18, 2003 and maintains its corporate office in San Francisco, California and it conducts operations primarily from San Francisco and, beginning in 2006, London, England. The Company acts as the agent for copyright owners in licensing digital rights to recorded music and, on their behalf, licenses to online and mobile music stores, such as Apple’s iTunes Music Store and Verizon’s vCast, the rights to provide consumers the ability to electronically download and stream such music.

Basis of Presentation

The financial statements include the accounts of Digital Rights Agency, LLC and its wholly owned subsidiary, Digital Rights Agency, Ltd. (“DRA, UK”), a United Kingdom company formed on May 25, 2006 (collectively the “Company”). During the period from May 25, 2006 through June 30, 2006, DRA, UK had no revenue and its expenses, which were nominal, were paid by the Company. All inter-company accounts and transactions have been eliminated.

Management Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and money market funds. At December 31, 2005 and June 30, 2006, the Company had deposits in excess of federally insured limits. The Company has not incurred losses on these deposits to date and does not expect to incur any losses based on the credit ratings of the financial institutions. Cash equivalents of $236,525 and $1,302,737 at December 31, 2005 and June 30, 2006, respectively, consist of money market funds.

Marketable Securities

Marketable securities, representing the Company’s investment in shares of a publicly traded company, with a cost basis of $15,934, are carried at fair value. The Company has designated its investment in marketable securities as available for sale. Accordingly, unrealized gains and losses are reflected in the Members’ Deficit accounts in the balance sheets, as a component of accumulated other comprehensive income (loss). Gains and losses realized on the disposition of marketable securities are recorded in the statement of operations in the period they are realized.

Comprehensive Income (Loss)

Accumulated other comprehensive loss consists entirely of unrealized loss on the investment in marketable securities that are available for sale.

DIGITAL RIGHTS AGENCY, LLC

NOTES TO FINANCIAL STATEMENTS

Information as of June 30, 2006 and for the six-month periods ended June 30, 2005 and 2006 is unaudited.

Significant Customers

One customer accounted for approximately 67% of the Company’s revenue in each of the years ended December 31, 2005 and 2004 and 61% and 65% of the Company’s revenue in the six-month periods ended June 30, 2006 and 2005, respectively. At December 31, 2005, two customers accounted for approximately 53% and 15%, respectively, of the Company’s accounts receivable. At December 31, 2004, three customers accounted for approximately 41%, 23% and 13%, respectively, of the Company’s accounts receivable. At June 30, 2006, three customers accounted for approximately 56%, 14% and 11%, respectively, of the Company’s accounts receivable.

Industry Segments

The Company operates in one industry segment, digital music. There was no foreign source revenue in the year ended December 31, 2004. In the year ended December 31, 2005 and in the six-month periods ended June 30, 2006 and 2005, foreign revenue accounted for the following percentages of the Company’s total revenues:

	Year ended December 31, 2005	Six months ended June 30,
		2006	2005
Europe	5%	5%	5%
Canada	1%	2%	—
Australia	—	1%	—

Fair Value of Financial Instruments

The carrying value of cash, cash equivalents, accounts receivable, marketable securities, royalties payable, accounts payable and accrued liabilities approximates their fair value due to the short term nature of these financial instruments.

Advance Royalties

The Company capitalizes the payments of advance royalties when the past performance and current popularity of the artists provide a reasonable basis for estimating that such advances will be recovered from future sub-licensing fees. Advance royalties are recouped from the Company’s future royalty obligations resulting from the fees it earns from online music stores.

Property and Equipment

Property and equipment are stated at cost and depreciated over the estimated useful lives of the assets of three years using the straight-line method. Capital leases are recorded at the lower of fair market value or the present value of future minimum lease payments. Assets under capital lease obligations are being depreciated using the straight-line method over the shorter of the assets’ useful lives or the lease term. Upon sale or retirement, the related cost and accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is included in the results of operations. The cost of additions and improvements are capitalized, while maintenance and repairs are charged to operations when incurred.

DIGITAL RIGHTS AGENCY, LLC

NOTES TO FINANCIAL STATEMENTS

Information as of June 30, 2006 and for the six-month periods ended June 30, 2005 and 2006 is unaudited.

Deferred Revenue

Deferred revenue is comprised of payments received from online music stores representing advances against sub-license royalties anticipated to be earned by the Company in the future. Such advances are recouped by the online music store as the Company earns sub-license royalties as a reduction in royalties paid to the Company.

Income Taxes

The Company has elected to file its income tax returns on a cash basis. Because the Company is a limited liability company, the members are responsible for any federal and state income tax liabilities relating to its operations.

Revenue Recognition

The Company acts as the agent for copyright owners in licensing digital rights to recorded music and, on their behalf, licenses to online and mobile music stores the rights to provide consumers the ability to electronically download and stream such music in exchange for a fee for each download transaction, as defined in each license agreement. Each licensee reports the number of downloads, generally on a monthly basis, pursuant to the license agreement. The Company recognizes revenue related to such digital downloads in the month the transaction occurs when persuasive evidence of a sale exists, delivery has occurred, the price is fixed and collectibility is reasonably assured.

Allowance for Doubtful Accounts

The Company establishes allowances for doubtful accounts based on credit profiles of sub-licensees, current economic trends, contractual terms and conditions and historical payment experience, as well as for known or expected events. The Company has only experienced nominal bad debts since its inception. Accordingly, at December 31, 2005 and 2004 and June 30, 2006, no allowance for doubtful accounts has been recorded.

Advertising Costs

The Company expenses advertising costs as incurred. For the years ended December 31, 2005 and 2004 and the six months ended June 30, 2006 and 2005, advertising expense was $3,243, $52, $1,608 and $75, respectively.

Equity Based Compensation

The Company elected early adoption of FASB Statement of Financial Accounting Standards No. 123 (R), Share-Based Compensation (“FAS 123 (R)”), which requires all entities to recognize compensation expense in an amount equal to the fair value of equity instrument-based payments, such as membership interests granted to employees and non-employees.

Membership interests issued to employees are measured at fair value at the issuance date and expensed in the period over which the benefit is expected to be received, which is generally the vesting period. Membership interests issued to non-employees in exchange for goods or services that are fully vested and non-forfeitable are measured at fair value at the issuance date and expensed in the period over which the benefit is expected to be received.

DIGITAL RIGHTS AGENCY, LLC

NOTES TO FINANCIAL STATEMENTS

Information as of June 30, 2006 and for the six-month periods ended June 30, 2005 and 2006 is unaudited.

2. PROPERTY AND EQUIPMENT

Property and equipment comprise the following at:

	December 31,		June 30, 2006
	2005	2004
Computers and office equipment	$30,101	$6,793	$54,190
Furniture, fixtures and software	863	863	2,063
Equipment under capital lease obligations	—	—	19,972

Property and equipment, at cost	30,964	7,656	76,225
Less accumulated depreciation	(8,375)	(2,244)	(14,850)

	$22,589	$5,412	$61,375

Depreciation expense for the Company’s fixed assets totaled $6,131, $1,862, $6,475 and $1,560 for the years ended December 31, 2005 and 2004 and the six months ended June 30, 2006 and 2005, respectively, none of which related to equipment under capital lease obligations.

3. ROYALTIES PAYABLE

The Company acts as the agent of the owners or licensees of digital rights to music. Each copyright owner or licensee authorizes the Company to license, on its behalf, the rights to provide consumers the ability to electronically download or stream such music to specified on-line or mobile music stores. The terms of the agency agreements between Company and the copyright owners and licensees generally coincide with the terms of the Company’s license agreements with the online or mobile music stores.

4. COMPENSATION PAYABLE TO MEMBER

The Company’s Operating Agreement specifies that the Company’s Managing Director, who is also the Company’s majority member, receive a guaranteed payment, in addition to his base salary as the chief executive officer of the Company, of $125,000. Management deems these guaranteed payments to be for services provided and accordingly, they are recorded as a component of selling, general and administrative expenses in the Company’s statements of operations. For each of the years ended December 31, 2005 and 2004 and each of the six month periods ending June 30, 2006 and 2005, the Company recorded guaranteed payments of $125,000 and $62,500, respectively.

5. LEASES

Operating Lease

Facilities

From its inception on March 18, 2003 through June 30, 2006, the Company leased its San Francisco office facility under a month-to-month lease. The Company’s United Kingdom offices are rented on a month-to-month basis commencing in May 2006. In July 2006, the Company entered into an operating lease, which becomes effective upon the completion of tenant improvements, and expires fifty months thereafter, for a new office facility in San Francisco. The Company has the one time right to cancel the lease effective at the end of twenty-four months upon giving notice and paying a termination fee plus an amount equal to the unamortized portion of tenant improvements and leasing commissions. In addition to the base rent, the Company is responsible for insurance and its proportionate share of increases in operating expenses and property taxes over the base year amounts.

DIGITAL RIGHTS AGENCY, LLC

NOTES TO FINANCIAL STATEMENTS

Information as of June 30, 2006 and for the six-month periods ended June 30, 2005 and 2006 is unaudited.

Rent expense totaled $7,278, $5,420, $3,600 and $2,500 for the years ended December 31, 2005 and 2004 and the six months ended June 30, 2006 and 2005, respectively.

Vehicle

In June 2006, the Company leased a vehicle under a thirty-six month non-cancelable operating lease. The lease requires monthly payments of $480 and terminates in May 2009. At the termination of the lease, the Company has the right to purchase the vehicle at its then fair market value.

Minimum annual payments for the non-cancelable operating leases for the Company’s office and vehicle, including leases executed subsequent to December 31, 2005, for the years ending December 31, 2006 through 2010 are approximately $13,500, $70,100, $73,100, $72,800 and $60,800, respectively.

Capital Leases

In June 2006, the Company entered into a non-cancelable capital lease for certain of its computer equipment. The capital lease has an interest rate of approximately 13% per annum. Future minimum lease payments of the Company’s capital lease obligation at June 30, 2006 are as follows:

Year ended December 31,
2006	$5,528
2007	10,513
2008	7,009

Total minimum lease payments	23,050
Less amount representing interest	(3,683)

Capitalized lease obligations	19,367
Less current portion	(3,948)

Long-term portion of capital lease obligations	$15,419

6. MEMBERS’ DEFICT

The Company was funded at inception with a $20,000 convertible demand note payable from a related party, with interest at a rate of 7.5% per annum. In April 2004, the principal amount of the note plus accrued interest payable in the aggregate amount of $21,762 was converted into an 8% ownership interest in the Company.

From March 18, 2003 (inception) through June 30, 2006, the Company has issued membership interests to record labels as incentives to sign licensing agreements with the Company and consultants, employees and others in exchange for services.

Membership interests issued to employees are measured at fair value at the issuance date and expensed in the period over which the benefit is expected to be received, which is generally the vesting period. Membership interests issued to non-employees in exchange for goods or services that are fully vested and non-forfeitable are measured at fair value at the issuance date and expensed in the period over which the benefit is expected to be received.

DIGITAL RIGHTS AGENCY, LLC

NOTES TO FINANCIAL STATEMENTS

Information as of June 30, 2006 and for the six-month periods ended June 30, 2005 and 2006 is unaudited.

The Company recorded a non-cash charge of $16,200, $34,475, $62,400, and $5,800 as a component of selling, general and administrative expenses related to equity-based arrangements for the years ended December 31, 2005 and 2004 and the six months ended June 30, 2006 and 2005, respectively.

In the event that the majority member of the Company agrees to sell or transfer his membership interest in the Company to an unaffiliated third party, all of the other members have the right to also sell or transfer their membership interests to such third party upon the same terms and conditions.

7. RELATED PARTY TRANSACTIONS

In 2003, the Company’s managing director, who is also the Company’s majority member, advanced the Company an aggregate of $3,000 under two unsecured demand notes with interest at 5% per annum. In July and August 2004, the notes and related accrued interest payable totaling $102 were repaid in full.

Three copyright owners, for whom the Company acts as agent, are also members. The Company paid royalties to these copyright owners in the aggregate amounts of approximately $39,500, $1,100, $79,300 and $6,500 during the years ended December 31, 2005 and 2004 and the six-month periods ended June 30, 2006 and 2005, respectively.

8. SUBSEQUENT EVENT

In September 2006, the Company entered into an acquisition agreement, whereby the Company agreed to sell all of its membership interests to Digital Music Group, Inc. (“DMGI”). The Company’s members received an aggregate of $3,200,000 in cash plus 420,000 shares of DMGI common stock in exchange for all of their membership interests at the closing of the transaction. In addition to the consideration paid at the closing of the transaction, the Company’s members shall be entitled to receive additional consideration, consisting of cash and shares of DMGI common stock, if certain financial results are achieved in the calendar year ending December 31, 2007. Such additional consideration can aggregate up to $1,155,000 in cash and 87,000 shares of DMGI common stock and, if earned, will be paid in 2008.

In conjunction with the merger, DMGI issued a warrant to purchase 150,000 shares of DMGI’s common stock to the Company’s Managing Director. The warrant is exercisable at a price per share equal to 125% of the average closing price of DMGI common stock for the five trading days immediately prior to the trading day preceding the date the merger transaction closed. The warrant is exercisable for a period of seven years and will vest 75,000 shares on the first anniversary of the close of the merger and 3,125 shares per month thereafter.